                        FOURTH AMENDMENT TO THE
               PAUL MUELLER COMPANY EMPLOYEE BENEFIT PLAN
               AMENDED AND RESTATED AS OF MARCH 22, 1995

    WHEREAS Article VI of the Paul Mueller Company Employee Benefit Plan (referred to hereafter as the "Plan") provides that the Plan may be amended by resolution of the Trustees in accordance with the pro-visions of the Declaration of Trust, be it resolved that the Plan is amended as follows:

 1.  The last sentence of Paragraph E) of the Subsection entitled
     MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of
     Article III Benefits is deleted in its entirety.

 2. The second paragraph of the Subsection entitled MAXIMUM AMOUNTS of Section C MEDICAL CARE COVERAGE of Article III Benefits is deleted and replaced by the following paragraph.

     The amount of benefits payable for treatment of alco-holism, chemical dependency and drug addiction is further limited to a maximum of $50,000 lifetime.

     Coverage for inpatient treatment of nervous or mental conditions is limited to thirty (30) days per calendar year and seventy-five (75) days lifetime (all days, including those prior to January 1, 1998, are counted toward the lifetime maximum).

 3. The following paragraph is added at the end of the Subsection entitled MAXIMUM AMOUNTS of Section C MEDICAL CARE COVERAGE of
     Article III Benefits.

     Refer to Paragraph V) of the section entitled COVERED
     MEDICAL CHARGES in this Part C for the $1,500 cardiac rehabilitation services maximum.

 4. The following sentence is added at the end of the fourth para-graph of the Section entitled CONTINUATION COVERAGE of Article II Eligibility Provisions.

     A child born to or placed for adoption with a Participant who is a Qualified Beneficiary is also a Qualified Benefi-ciary.

 5. The words "or within the first sixty (60) days of Continuation Coverage" are inserted between the words "Event" and "and" in the fourth line of the second sentence of the ninth paragraph of the Section entitled CONTINUATION COVERAGE of Article II Eligibility Provisions.

 6. The words "for the disabled Qualified Beneficiary as well as for every other Qualified Beneficiary who lost coverage due to the same Qualifying Event" are inserted between the words "period" and "will" in the sixth line of the second sentence of the ninth paragraph of the Section entitled CONTINUATION COVERAGE of Arti-cle II Eligibility Provisions.

 7.  The following definitions are added to the Subsection entitled

     MEDICAL CARE DEFINITIONS of Section C MEDICAL CARE COVERAGE of
     Article III Benefits.

     20) "Enrollment Date" means the first day of coverage under the Plan or, if there is a waiting period for coverage, the first day of the waiting period.

     21) "Prior Creditable Coverage" means continuous cover-age under any one of the following:

          -    An insured or self-insured group health plan
          -    Health insurance coverage
          -    Medicare
          -    Medicaid and Title X
          -    Indian Health Service Program
          -    State high risk pools
          -    Public health plans
          -    Peace Corps benefits

          provided (a) the Covered Individual furnishes the Plan with a Certificate of Creditable Coverage or other evidence of Prior Creditable Coverage satis-factory to the Trustees and (b) coverage before a break in coverage of sixty-three (63) days or more does not count as continuous coverage.

 8. The words "the Covered Individual received any medical care, ser-vices or supplies within the three (3) month period immediately before becoming covered under the Plan" in Paragraph 11) of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III Benefits are deleted and replaced by the words "any medical advice, diagnosis, care or treatment was received within the three (3) month period immedi-ately prior to the Covered Individual's Enrollment Date".

 9. The words "the earlier of (a) the end of a period of three (3) consecutive months during which the Covered Individual has not received for or in connection with such Injury or Illness any medical, surgical, hospital or nursing service or treatment of any kind or any drugs or medicines lawfully obtainable only upon prescription of a Physician, or (b) the end of the period of twelve (12) consecutive months during which the Covered Indivi-dual has been continuously covered under the Plan, or (c) in the case of a Participant, a period of six (6) consecutive months during which the Participant has been so covered and continuously at Active Work on a Full-Time Basis" in Paragraph 11) of the Sub-section entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III Benefits are deleted and replaced by the words "the earliest of (a) the end of a period of three (3) consecutive months ending after the Covered Indivi-dual's Enrollment Date during which the Covered Individual has not received for or in connection with such Injury or Illness any medical, surgical, hospital or nursing service or treatment of any kind or any drugs or medicines lawfully obtainable only upon prescription of a Physician or (b) in the case of a Participant, a period of six (6) consecutive months during which the Partici-pant has been continuously covered under the Plan and continu-ously at Active Work on a Full-Time Basis or (c) the end of the period of twelve (12) consecutive months following the Covered Individual's Enrollment Date; provided, however, that this twelve
     (12) consecutive month period shall be reduced by the Covered Individual's aggregate periods of Prior Creditable Coverage;".

10. The words "or (c) to a Child of a Participant who becomes a Covered Individual upon adoption (or placement awaiting adoption) by the Participant. In addition, this Paragraph (11) shall not restrict the coverage under this Plan of any child adopted by a Participant solely on the basis of a preexisting condition of such child at the time he would otherwise be eligible for cover-age, so long as the adoption occurs while the Participant is eligible for coverage under this Plan. See Paragraph 6 of the section entitled DEFINITIONS in Article II for a definition of the term "adopted.")" in Paragraph 11) of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COV-ERAGE of Article III Benefits are deleted and replaced by the words "or (c) pregnancy, subject to other limits and conditions on pregnancy benefits provided elsewhere in the Plan; further, a newborn or adopted Child (see Paragraph 6 of the section entitled DEFINITIONS in Article II for a definition of the term "adop-tion") of a Participant is deemed to have at least twelve (12) months of Prior Creditable Coverage, which will normally permit the Child to avoid the Plan's preexisting conditions restriction; however, this special rule for Children only applies to a Child who does not become covered under the Plan immediately upon birth or adoption if the Child was enrolled under Prior Creditable Cov-erage within thirty (30) days after the birth or adoption and ceases to apply after the Child experiences a sixty-three (63) day or longer break in Prior Creditable Coverage."

11. The words "first eighteen (18) months (or twenty-one (21) months if the patient has had a kidney transplant)" in the Subsection entitled EFFECT OF ELIGIBILITY FOR MEDICARE COVERAGE ON PLAN BENEFITS of Section C MEDICAL CARE COVERAGE of Article III Bene-fits are deleted and replaced by the words "first thirty (30) months".

12. The words ", Nurse Practitioner (other than a Nurse Midwife)" are inserted between the words "Chiropractor" and "Clinical" in Para-graph 2) of the Subsection entitled MEDICAL CARE DEFINITIONS of Section C MEDICAL CARE COVERAGE of Article III Benefits.

13. The words "or treated in a Residential Treatment Program or a Nonresidential Treatment Program" are inserted between the words "Hospital" and ", and" in Exception (a) of the Subsection en-titled MEDICAL EXPENSE BENEFIT of Section C MEDICAL CARE COVER-AGE of Article III Benefits.

14. The portion of the first sentence of the Subsection entitled MEDICAL EXPENSE BENEFIT of Section C MEDICAL CARE COVERAGE of
     Article III Benefits added to the March 22, 1995, amended and restated Plan Document by the Second Amendment is deleted and replaced by the following.

     Subject to the applicable Medical Deductible requirement and Maximum Amounts, benefits are payable in an amount equal to:

     a. In the case of (i) services rendered by a Preferred Provider; (ii) radiology, pathology, anesthesiology and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and
          (iii) prescription drugs, an amount equal to 90% of the first $1,500 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $1,500.

     b. In the case of services other than those described in (a) above, an amount equal to 80% of the first $2,500 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $2,500.

     Charges payable at 90% under paragraph (a) above count toward the $2,500 required to be paid at 80% under para-graph (b) above, and charges payable at 80% under para-graph (b) above count toward the $1,500 required to be paid at 90% under paragraph (a) above.

15. The portion of the Subsection entitled MEDICAL DEDUCTIBLE of Sec-tion C MEDICAL CARE COVERAGE of Article III Benefits added to the March 22, 1995, amended and restated Plan Document by the Second Amendment is deleted and replaced by the following.

     a. In the case of (i) services rendered by a Preferred Provider; (ii) radiology, pathology, anesthesiology and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and (iii) prescription drugs, an amount equal to $100.

     b. In the case of services other than those described in (a) above, an amount equal to $200.

     Charges applied to the $100 deductible under paragraph
     (a) above count toward the $200 deductible required under paragraph (b) above, and charges applied to the $200 de-ductible under paragraph (b) above count toward the $100 deductible required under paragraph (a) above.

16.  The portion of the Subsection entitled MEDICAL DEDUCTIBLE, item
     (2), of Section C MEDICAL CARE COVERAGE of Article III Benefits added to the March 22, 1995, amended and restated Plan Document by the Second Amendment is deleted and replaced by the following.

     a. In the case of (i) services rendered by a Preferred Provider; (ii) radiology, pathology, anesthesiology and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and (iii) prescription drugs, an amount equal to $300.

     b. In the case of services other than those described in (a) above, an amount equal to $600,

     Charges applied to the $300 deductible under paragraph
     (a) above count toward the $600 deductible required under paragraph (b) above, and charges applied to the $600 de-ductible under paragraph (b) above count toward the $300 deductible required under paragraph (a) above.

17. The Room and Board Maximum for Single Bed Accommodations set forth in Paragraph A) of the Subsection entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Article III Bene-fits is deleted and replaced by the following.

     Single Bed accommodation...Highest Semiprivate Charge for
                                the area of the Hospital in
                                which the patient is confined,
                                except that no maximum applies
                                if it is determined by the
                                Trustees that, and only for
                                the period of time that, it is
                                medically necessary that the
                                Covered Individual be isolated
                                from other patients because of
                                Illness that is highly conta-
                                gious or because the patient's
                                immunodefense system has been
                                so compromised that he or she
                                must be protected from all bac-
                                teria.

18. The following Paragraph V) is added to the Subsection entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of
     Article III Benefits.

     V) Charges for cardiac rehabilitation services, subject to a maximum lifetime benefit of $1,500 per Covered
          Individual.

19. Paragraph 21) of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III
     Benefits is deleted and replaced by the following.

     21) Exercise programs, except cardiac rehabilitation services to the extent covered under Paragraph V) of the section entitled MEDICAL COVERED CHARGES in this Part C.

20. Paragraph 10) of the Section entitled DEFINITIONS of Article II Eligibility Provisions is deleted and replaced by the following.

     10) "Retired Employee" means a person who (a) is sepa-rated from the active service of the Employer, (b) is not engaged in active, full-time work, (c) has attained age fifty-five (55) and (d) has a total of five (5) years of employment with the Employer. Retired Employees are eligible for employee Life Insurance and employee and dependent Medical Care Benefits only.

21. The words "or following" are inserted between the words "of" and "the" in the first line of the first sentence of the Section en-titled LIMITED SELF-PAYMENT PRIVILEGE FOR RETIRED EMPLOYEES AND SURVIVING DEPENDENTS of Article II Eligibility Provisions.

22. The portion of the Subsection entitled BENEFIT AMOUNT of Section B WEEKLY DISABILITY INCOME COVERAGE of Article III Benefits added to the March 22, 1995 amended and restated Plan Document by the Second Amendment is deleted.

23. The following Paragraph 8) is added to the Subsection entitled WEEKLY DISABILITY INCOME LIMITATIONS AND EXCLUSIONS of Section B WEEKLY DISABILITY INCOME COVERAGE of Article III Benefits.

     8)   of a Participant who is a participant in the Paul
          Mueller Company Short-Term Disability Plan and the
          Paul Mueller Company Long-Term Disability Plan.

24. The Subsection entitled RECOVERY FROM THIRD PARTIES - SUBROGATION of Section C MEDICAL CARE COVERAGE of Article III Benefits is de-leted and replaced by the following.

     RECOVERY FROM THIRD PARTIES - SUBROGATION

     1) In the event of payment to or on behalf of any covered person under this Plan, this Plan shall be subrogated, to the extent of benefits paid under this Plan, to any and all monies paid or payable from any other person or plan to or on behalf of the covered person, and shall be subrogated to any and all claims of or on behalf of the covered person against any other person or plan, by reason of the illness or injury which occasioned the payment of benefits under this Plan ("the Illness or Injury"). This Plan's rights as expressed in the preceding sentence expressly encompass, but are not limited to, monies paid or payable to or on behalf of the covered person by persons or plans other than the persons (or plans insuring such persons) who are responsible for the Illness or Injury, as well as claims of or on behalf of the covered person against such persons (or plans insuring such per-sons) responsible for the Illness or Injury.

     2) For purposes of these Subrogation and Reimbursement provisions, the term "person or plan" shall include, but is not limited to: (a) any person, insurance company or other entity that is in any way respon-sible for the Illness or Injury, or is in any way responsible for providing compensation, indemnifica-tion, or benefits for the Illness or Injury; (b) any law or policy of insurance or accidental benefit plan providing no-fault, uninsured, underinsured or general group or individual liability coverage; (c) any medical reimbursement insurance whether or not purchased by the covered person submitting the claim, or on whose behalf the claim is submitted; and (d) any specific risk accident or health coverage or insurance, including without limitation premises or homeowners medical reimbursement coverage, and student, student-athletic or student-team coverage or insurance. The term "covered person" means the person to whom or on whose behalf this Plan paid benefits for treatment of the Illness or Injury.
          With respect to the Plan's right to subrogation to the covered person's rights of recovery against another person or plan, and whenever else it may be appropriate, the term also means the covered person's heirs, guardians, executors or other representatives.

     3) This Plan's rights to subrogation apply whether or not the monies paid or payable from the other per-son or plan are sufficient to fully compensate the covered person for his loss occasioned by the Ill-ness or Injury. Further, the characterization of any amounts paid or payable to or on behalf of a covered person, whether under a settlement agree-ment, judgment, plan as defined herein, or other-wise, shall not affect the priority given this Plan under these provisions with respect to such amounts.

     4) Notwithstanding any other provision in this Plan to the contrary, but subject to the Plan's coordination of benefits rules and the exception set forth below, this Plan does not pay otherwise covered charges incurred for treatment of any illness or injury which is or, in the opinion of the Trustees, likely to be-come the subject of a claim by or on behalf of the covered person against any person or plan, whether by civil lawsuit or otherwise. Benefits may be con-ditionally covered and paid in this circumstance, solely at the discretion of the Trustees, but in that case the covered person agrees, by accepting such payment (whether made to or on behalf of the covered person) and in consideration of the Plan's conditional payment, to reimburse the Plan, to the extent of the Plan's payment, from any monies paid to or on behalf of the covered person by any other person or plan as compensation for the Illness or Injury.

     5) In addition to the foregoing the Trustees may, as a condition of making the payments described in the preceding paragraph, require the covered person or his representative to sign a subrogation agreement reflecting (a) the covered person's obligation to reimburse the Plan, (b) assignment to the Plan all rights, claims or causes of action such covered person (or any person or entity acting on his behalf) has against any plan or person to the extent of bene-fits paid or payable under the Plan, (c) authorizing (but not requiring) the Plan to sue, enforce, com-promise or settle (in such covered person's name or otherwise) all such rights, claims or causes of action, and (d) warranting that such covered person (and any person or entity acting on his behalf) has not settled, discharged or released any such right, claim or cause of action against any person or plan, and shall not do so. In such event the agreement shall operate to the same extent as the agreement described in the preceding subsection. The execution of such a sub-rogation agreement by or on behalf of the covered person shall not, however, bind the Plan to make the conditional payments described in the preceding para-graph.

     6) The covered person (and any person or entity acting on his behalf) shall hold in trust for the benefit of the Plan (a) any amounts recovered to the extent of benefits paid by the Plan and (b) all rights of recovery against any person or plan by reason of the Illness or Injury which occasioned the payment of benefits under the Plan and, upon receipt of amounts paid by another person or plan the covered person shall immediately notify the Plan and pay to the Plan all amounts due the Plan. Failure to make such reim-bursement shall entitle the Plan to sue the covered person or, as applicable, his heirs, guardians, exe-cutor, or other representative in order to recover the amounts due the Plan under these subrogation and reimbursement provisions, and where in that case the Plan is successful in whole or in part the Plan shall also be entitled to reimbursement from the covered person of all costs of collection, including reason-able attorneys fees.

     7) Where this Plan is entitled to reimbursement pursuant to these subrogation provisions and the covered person fails or refuses to provide complete reimbursement, in addition to any other remedies the Plan may have under the plan or otherwise the Plan may terminate coverage of the covered person with respect to pending and future claims, and may set-off the reimbursement due the Plan against claims, whether related or unre-lated to the injury or illness giving rise to this Plan's reimbursement rights, payable by the Plan to or on behalf of the covered person and any covered member of the covered person's family.

     8) This Plan shall not be responsible for any costs or expenses, including but not limited to attorneys fees, incurred by or on behalf of a covered person in con-nection with any recovery from any other person or plan unless this Plan so agrees in writing to pay a part of these expenses.

     9) Upon written notification to such covered person, the Plan may (but shall not be required to) directly collect any claim the covered person (or any person or entity acting on his behalf) may have against any person or plan relating to the Illness or Injury which occasioned the payment of benefits under the Plan in any manner decided by the Trustees and with-out such covered person's consent or the consent of any person or entity acting on behalf of such person; any monies so recovered shall first be applied to the Plan's reasonable collection costs and expenses (including attorneys' fees), then to payments made under this Plan, with any remaining balance to be paid to or on behalf of the covered person as soon as administratively practicable.

     10)  In any collection effort by the Plan under Paragraph
          9) above, or with respect to any claim for reimburse-ment from the covered person or any person acting on his behalf, the Trustees may agree to recover less than the full amount of reimbursement if the Trustees determine in their discretion that the Plan has made, or caused to be made, such reasonable collection ef-forts as are appropriate under the circumstances and the terms of such agreement are reasonable under the circumstances, based upon the likelihood of collec-ting such amounts in full or the approximate expenses the Plan would incur in an attempt to collect such amounts. The Trustees within their sole discretion shall determine which of the Plan's rights and reme-dies is in the Plan's best interests and may take such action against any person or plan as they deter-mine to be appropriate under the circumstances, fur-ther provided that any failure by the Plan, its Trustees or its agents to exercise any right under these subrogation provisions, and the reimbursement and recovery provisions which follow hereafter, shall not constitute a waiver of such right or affect the parties' rights and obligations hereunder unless ex-pressly agreed thereto in writing by the Trustees.

     11) A covered person (and anyone acting on behalf of the covered person) has a duty to cooperate with this Plan and, at the request of the Trustees or their designee, to take any action, give information and assistance, and execute such documents as are deemed by the Trustees necessary to enforce the Plan's rights under these subrogation provisions and the reimburse-ment and recovery provisions which follow hereafter. The Plan will make no payments to a covered person or on a covered person's behalf until the Trustees are satisfied that the covered person has complied with the requirements of this subsection. The Trus-tees or their designee, without the consent of or notice to any person, may release to or obtain from any person any information, with respect to any per-son, which the Trustees or their designee deem neces-sary to implement these provisions.

     12) The covered person, or anyone acting on his behalf, shall take no action to prejudice the subrogation or reimbursement rights of this Plan, and shall not settle or compromise any claim against any person or plan, where this Plan is subrogated with respect to monies payable to or on behalf of the covered person by such person or plan, without the express, written consent of the Trustees or their designee. Where the Trustees determine that the covered person, or anyone acting on behalf of the covered person, has in the opinion of the Trustees so prejudiced the Plan's rights, the provisions of Paragraphs 6) and
          7) above shall apply as though the covered person had received payment of amounts up to the extent of the Plan's subrogation interest.

     REIMBURSEMENT AND RECOVERY

     1) Whenever this Plan makes payments which, together with the payments the covered person has received or is entitled to receive from any other plan or person,

          (a) exceed the maximum amount necessary to satisfy the intent of this Plan's subrogation and reim-bursement rules or the Plan's coordination of benefits provisions; or

          (b) exceed, under the terms of the Plan, the bene-fits properly payable to the person or plan to or for or with respect to whom the payments were made,

          the Trustees shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as the Trustees shall determine: any person to whom or on whose behalf such payments were made, any other covered person who is a member of the family of the person to whom or on whose behalf the Plan made payment, any insur-ance companies, or any other organizations. Alter-natively, the Trustees may set-off the amount of such payments, to the extent of such excess, against any amount owing, at that time or in the future, to one or more of the following, as the Trustees shall determine: any person to whom or on whose behalf such payments were made, any other covered person who is a member of the family of the person to whom or on whose behalf the Plan made payment, any insur-ance companies, or any other organizations.

     2) For example, but not by way of limitation, if this Plan pays a claim submitted by a covered person or a health care provider who treated the covered person, and the Trustees later determine that the claim was for an expense not covered under this Plan, then the Trustees are entitled to recover the payment from the covered person, a covered member of the person's family, or the provider, or to recover part of the payment from the covered person (or a covered member of his family) and part from the provider, or the Trustees may set-off the amount of the payment from amounts the Plan owes in the future to the covered person (or a covered member of the person's family) or the provider, or both. This same rule applies if the Plan makes payment to or on behalf of a covered person or a provider of an expense which is a covered expense, but the amount paid exceeds the amount re-quired to be paid under the Plan.

     3) These reimbursement provisions also apply where this Plan makes payment of an allowable expense incurred for treatment of an illness or injury for which another person or plan is or may be liable, and where the Plan's subrogation provisions do not provide the Plan with a right to recover the amounts the Plan pays for treatment of the illness or injury. If the other person or plan makes payment to the covered person or on the covered person's behalf as compen-sation for the illness or injury, and this Plan is not subrogated with respect to the payment, this Plan is entitled to reimbursement from the covered person (or the person who received such payment on behalf of the covered person) in an amount equal to the lesser of the benefits paid by this Plan for treatment of the injury or illness, or the amount paid to the covered person or on the covered per-son's behalf by the other person or its insurer.
          This provision shall not apply where the other per-son or its insurer is a medical plan with respect to which this Plan, pursuant to its coordination of benefits provisions, is the primary payer of the covered person's allowable expenses. Paragraphs 6) and 7) of the Plan's subrogation provisions above, regarding the covered person's duty to make reim-bursement, and the Plan's rights and remedies if he does not, are incorporated by reference herein.

     4) In addition, where another person or plan pays compensation to or on behalf of a covered person for an illness or injury, and the covered person incurs (either before or after payment of such com-pensation) otherwise covered charges for treatment of the illness or injury, a special rule applies. In that case, such otherwise covered charges which were incurred after the date on which the compensa-tion was paid, or which were incurred prior to such date but not paid by this Plan as of such date, shall be excluded to the extent of the excess (if any) of the compensation paid to or on behalf of the covered person over the covered charges which the Plan has already paid for treatment of the ill-ness or injury.

     5) This Plan shall not be responsible for any costs or expenses incurred by or on behalf of a covered person in connection with any recovery or reimbursement from any other plan or person unless this Plan agrees in writing to pay a part of those expenses. The charac-terization of any amounts paid to or on behalf of a covered person, whether under a settlement agreement, judgment, "plan" as defined in Paragraph 2 of the Plan's subrogation provisions above, or otherwise, shall not affect this Plan's right to reimbursement and to characterize otherwise covered charges as ex-cludable charges pursuant to the provisions of these reimbursement and recovery provisions.

     CONDITIONAL PAYMENTS IN CASE OF WRONGFUL DEATH

     1) Where a covered person dies as a result of the Injury or Illness, and another covered person, in the judg-ment of the Trustees, has as a result of such death a cause of action for the deceased person's wrongful death, the otherwise covered expenses incurred by or on behalf of the deceased person prior to his death shall not be considered covered expenses under this Plan. However, such expenses may nevertheless be treated as conditionally covered expenses and be paid in this circumstance, solely at the discretion of the Trustees, but in that case the covered person with the cause of action agrees, in consideration of the Plan's payment of such expenses, to reimburse the Plan, to the extent of the Plan's payment, from any monies paid to such covered person by any other person or plan as compensation for the deceased per-son's death. Failure to make such reimbursement shall entitle the Plan to sue the covered person or, as applicable, his heirs, guardians, executor, or other representative in order to recover the amounts due the Plan under this provision, and where in that case the Plan is successful in whole or in part the Plan shall also be entitled to reimbursement from the covered person of all costs of collection, including reasonable attorneys fees.

     2) In addition to the foregoing the Trustees may, as a condition of making the conditional payments des-cribed in the preceding paragraph, require the covered person with the cause of action to sign a subrogation or reimbursement agreement reflecting the covered person's obligation to reimburse the Plan, and in such event the agreement shall operate to the same extent as the agreement described in the preceding subsection. The execution of such a subrogation agreement by such covered person shall not, however, bind the Plan to make the conditional payments described in the prece-ding paragraph.

     3) Where this Plan makes the conditional payments des-cribed above and the covered person with the cause of action elects not to pursue the cause of action, but some other person related to the deceased person pur-sues the cause of action and recovers monies from the person or plan who is or may be responsible for the deceased person's wrongful death, this Plan is never-theless entitled to reimbursement from the covered person. If the covered person fails or refuses to provide complete reimbursement, in addition to any other remedies the Plan may have, under the Plan or otherwise, the Plan may terminate coverage of the covered person with respect to pending and future claims, or may set-off the reimbursement due the Plan against claims, whether related or unrelated to the injury or illness giving rise to this Plan's reimbursement rights, payable by the Plan to or on behalf of the covered person and any covered member of the covered person's family, or the Plan may do both of these things.

     DETERMINATION OF BENEFITS UNDER SUBROGATION AND REIMBURSE-
     MENT PROVISIONS

     The amount of benefits, if any, payable under the Plan pursuant to the preceding provisions concerning subroga-tion and reimbursement shall be determined in accordance with the provisions of paragraph (1) and (2) of the Sec-tion entitled BENEFIT DETERMINATION of the COORDINATION OF BENEFITS AND EXCESS COVERAGE PROVISION of the Plan as if the proceeds of the settlement, judgment or Insurance Policy were benefits payable under another Plan (that is, the sum of the benefits payable under this Plan and the proceeds of the settlement or judgment shall not exceed the Allowable Expenses incurred by the covered individual during the Benefit Determination Period).

25. Subparagraph (c) of Paragraph 23) of the Subsection entitled MED-ICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVE-AGE of Article III Benefits is deleted and replaced by the fol-lowing.

     (c) if the drug, device, medical treatment or procedure is the subject of an ongoing Phase I or Phase II clinical trial, is the research, experimental, study or investigational arm of ongoing Phase III clinical trials, or is otherwise under study to determine its maximum tolerated dose, its toxicity, its safety, its efficacy or how any of these factors compares with standard means of treatment or diagnosis; or

26. The words "on account of" in the parenthetical expression in the third sentence of the Section entitled BENEFIT AMOUNT of Section B WEEKLY DISABILITY INCOME COVERAGE of Article III Benefits are deleted and replaced by the words "attributable to".

27. Paragraph 8) of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III
     Benefits is deleted and replaced by the following:

     8) Cosmetic surgery or other medical care for cosmetic purposes, except for (a) medical care and treatment for Injuries sustained in an accident, (b) medical care and treatment for the correction of an abnormal congenital condition, and (c) reconstructive surgery to correct a defect caused by prior surgery performed for treatment of an Illness;

28. The following sentences are added at the end of paragraph 1. IN-PATIENT HOSPITALIZATION of the Subsection entitled UTILIZATION REVIEW REQUIREMENT of Section C MEDICAL CARE COVERAGE of Article III Benefits.

     However, the Plan will not restrict benefits for any Hos-pital stay in connection with childbirth for the mother or newborn Child following a normal vaginal delivery to less than forty-eight (48) hours, or to less than ninety-six (96) hours in the case of a Cesarean section. In addition, the Plan will not require a provider to obtain authorization or precertification for prescribing the minimum lengths of stay described above.

29. Paragraph 1) of the Section entitled DEFINITIONS of Article II Eligibility Provisions is deleted and replaced by the following.

     1) "Employer" means Paul Mueller Company and any member of Paul Mueller Company's controlled group (as de-fined by the Internal Revenue Code) that adopts the Plan with the consent of the Trustees.

30. Paragraph 2) of the Section entitled DEFINITIONS of Article II Eligibility Provisions is deleted and replaced by the following.

     2) "Eligible Employee" means a permanent employee of the Employer who is performing Active Work on a Full-Time Basis, except that bargaining unit employees of Mueller Field Operations, Inc. are not Eligible Employees unless so provided in a collective bargain-ing agreement between Mueller Field Operations, Inc. and a collective bargaining representative.

31.	The second paragraph of Article IV Named Fiduciaries is deleted and replaced by the following:

     Paul Mueller Company shall serve as Administrator of the Plan for purposes of ERISA. As Administrator, Paul
     Mueller Company shall perform the following duties:

32. The second sentence of Article VI Amendment and Termination of Plan is deleted and replaced by the following:

     The Plan may be terminated by action of the Board of Directors of Paul Mueller Company in accordance with the provisions of the Declaration of Trust.

33. The words "or through an administrative process having the force and effect of law" are inserted between the words "jurisdiction" and "for" in the fourth line of paragraph 7) of the Section en-titled DEFINITIONS of Article II Eligibility Provisions.

34.  The last sentence of the Subsection entitled MEDICAL EXPENSE
     BENEFITS of Section C MEDICAL CARE COVERAGE of Article III Bene-fits is deleted and replaced by the following:

     If (a) the Plan has entered into a contract with a Pre-ferred Provider Organization (PPO) and (b) the charges negotiated by the PPO exceed the provider's usual charges and (c) the Covered Individual is responsible for payment of that excess, the Plan will pay the benefits described in the preceding sentence plus 100% of the amount by which the negotiated charge exceeds the provider's usual charge.

35. The words "(for example, because the pregnancy is a preexisting condition)" are deleted from the Subsection entitled FLAT RATE MATERNITY of Section C MEDICAL CARE COVERAGE of Article III Bene-fits.

36. The first sentence of the last paragraph of item U) of the Sub-section entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Article III Benefits is deleted and replaced by the following:

     Covered Individuals must contact the Administrative Mana-ger before undergoing any organ transplant procedure.

37. The words "occurring while covered under the Plan" are deleted from Paragraph 13 of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III Benefits.

38. The words "or Participant" are inserted between the words "Bene-ficiary" and "must" in the first line of the fifth paragraph of the Section entitled CONTINUATION COVERAGE of Article II Eligi-bility Provisions.

39. The words "although the term "Physician" does not include Social Workers or Licensed Professional Counselors, services rendered by such practitioners are covered under the Plan when they are an integral part of, rendered at and billed by a mental illness or chemical dependency treatment program of a Hospital, a Residen-tial Treatment Program or a Nonresidential Treatment Program" in

     Paragraph 2) of the Subsection entitled MEDICAL CARE DEFINITIONS of Section C MEDICAL CARE COVERAGE of Article III Benefits are deleted and replaced by the words "although the term "Physician" does not ordinarily include social workers or licensed profes-sional counselors, services rendered by Licensed Clinical Social Workers and Licensed Professional Counselors are covered under the Plan when they are (a) an integral part of, rendered at, and billed by a mental illness or chemical dependency treatment pro-gram of a Hospital, a Residential Treatment Program, or a Nonre-sidential Treatment Program, (b) an integral part of a treatment program approved by the Plan's Employee Assistance Program, or
     (c) rendered pursuant to and within the scope of a referral made by the Plan's Employee Assistance Program."

40. The following paragraphs 22) and 23) are added to the Subsection entitled MEDICAL CARE DEFINITIONS of Section C MEDICAL CARE COV-ERAGE of Article III Benefits.

     22)  "Licensed Clinical Social Worker" means a person who
          (a) is trained and experienced as a clinical social worker and who holds a current, valid license to practice as a clinical social worker in the state in which he practices or (b) is a graduate of an accredited school of social work and meets all re-quirements for licensure as a clinical social worker.

     23)  "Licensed Professional Counselor" means a person who
          (a) is registered, certified or licensed as a profes-sional counselor by the state in which he practices or (b) is a graduate of an accredited educational institution with at least a master's degree with a major in counseling or its equivalent, meets all requirements for certification or licensure as a pro-fessional counselor other than the requirement of supervised counseling experience and who is supervised by a person who meets the requirements of (a) above.

41. The following Subsection is added following the Subsection enti-tled HIGH RISK PREGNANCY BENEFIT of Section C MEDICAL CARE COVER-AGE of Article III Benefits.

     EMPLOYEE ASSISTANCE PROGRAM
     The Trustees may contract with an Employee Assistance
     Program (EAP) to provide short-term counseling to assist employees and dependents with personal problems, including:

     -    Family Problems
     -    Marital Problems
     -    Emotional Difficulties
     -    Stress and Anxiety
     -    Alcoholism
     -    Drug Abuse
     -    Legal Problems
     -    Financial Problems

     The EAP shall provide an assessment interview and up to five (5) counseling sessions at no cost to Covered Indi-viduals. In addition, the EAP may refer Covered Indivi-duals to outside Psychiatrists, Clinical Psychologists, Licensed Clinical Social Workers and Licensed Professional Counselors. A portion of the fees charged by these pro-fessionals may be covered under other provisions of the Plan. The EAP may also refer Covered Individuals to other community resources which charge no fees or reduced fees based on the Covered Individual's ability to pay.

     Use of the EAP shall be confidential. Information shall not be released to the Employer without the Covered Indi-vidual's permission.

42. The following Paragraph W) is added to the Subsection entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Ar-ticle III Benefits.

     W) Charges for the following services and supplies for smoking cessation, up to a lifetime maximum of $200 per Covered Individual.

          - Group or individual counseling provided by medi-cal professionals;
          - Hypnotherapy provided by a licensed hypnothera-pist;
          - Pharmaceutical aids, including prescription anti-depressants (Zyban and Wellbutrin), nicotine patches (Nicoderm CQ or Nicotrol), nicotine gum (Nicorette) and nicotine nasal sprays.

43. The words "described in Paragraphs P, Q and T" in exception (b) of the Subsection entitled MEDICAL EXPENSE BENEFIT of Section C MEDICAL CARE COVERAGE of Article III Benefits are deleted and replaced by the words "described in Paragraphs P, Q, T and W".

44. The following paragraph is added at the end of the Subsection entitled MAXIMUM AMOUNTS of Section C MEDICAL CARE COVERAGE of
     Article III Benefits.

     Refer to Paragraph W) of the section entitled COVERED
     MEDICAL CHARGES in this Part C for the $200 smoking ces-sation maximum.

45. Paragraph 16) of the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COVERAGE of Article III
     Benefits is deleted and replaced by the following.

     16) Treatment of tobacco dependency, except smoking ces-sation services to the extent covered under Paragraph
          W) of the section entitled MEDICAL COVERED CHARGES in this Part C.

46.  The last subparagraph of Paragraph P) of the Subsection entitled

     MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Ar-ticle III Benefits is deleted and replaced by the following.

     The foregoing frequency limits are not applicable (a) to persons with a family history of breast cancer or (b) to mammograms recommended by a Physician following a prior mammogram which showed tissue changes.

47. The last sentence of Paragraph 4)d) of the Section entitled DEFI-NITIONS of Article II Eligibility Provisions is deleted and re-placed by the following.

     See paragraph 7 of this section for a definition of the phrase "medical child support order."

48. The words "Treatment of alcoholism" in Paragraph M) of the Sub-section entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Article III Benefits are changed to "Charges for treatment of alcoholism".

49. The words "Cardiac rehabilitation services" in Paragraph V) of the Subsection entitled MEDICAL COVERED CHARGES of Section C
     MEDICAL CARE COVERAGE of Article III Benefits are changed to
     "Charges for cardiac rehabilitation services".

50. The words "Routine Prostate Specific Antigen (PSA) tests" in Pa-ragraph T) of the Subsection entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Article III Benefits are changed to "Charges for Routine Prostate Specific Antigen (PSA) tests".

51. Paragraph O) of the Subsection entitled MEDICAL COVERED CHARGES of Section C MEDICAL CARE COVERAGE of Article III Benefits is deleted and replaced by the following.

     Charges for services rendered by a chiropractor practicing within the scope of his profession. Covered Expense for chiropractic services is limited to $500 for each Covered
     Individual each calendar year.

52. The following Paragraph 27) is added to the Subsection entitled MEDICAL LIMITATIONS AND EXCLUSIONS of Section C MEDICAL CARE COV-ERAGE of Article III Benefits.

     27) Medication used to treat erectile dysfunction or im-potency in excess of six (6) doses in any one month. This includes all dosage forms of such medication. Medications for which coverage is limited by this paragraph include, but are not limited to, Viagra, Caverject and Muse.

     Item 41 above is effective October 1, 1996. Items 4, 5, 6 and 34 above are effective with respect to charges incurred on or after Janu-ary 1, 1997. Items 3, 12, 13, 14, 15, 16, 17, 18, 19 and 25 above are effective with respect to charges incurred on or after July 1, 1997.

Item 11 above is effective with respect to (a) Covered Individuals whose Medicare entitlement commences after August 5, 1997 and (b) Covered Individuals whose Medicare entitlement commenced on or before August 5, 1997 and with respect to whom the Plan was still the primary payer on August 5, 1997. Items 1, 2, 7, 8, 9, 10, 24, 27, 28, 35, 36,
37, 39, 40, 42, 43, 44, 45, 46, 47, 48, 49, 50 and 51 above are effec-
tive with respect to charges incurred on and after January 1, 1998. Items 22, 23 and 26 above are effective with respect to disabilities commencing on or after October 1, 1997. Items 20 and 21 above are effective with respect to persons retiring on or after October 1, 1997. Items 29, 30, 31, 32, 33 and 38 above are effective January 1, 1998. Item 52 above is effective with respect to charges incurred on and after July 1, 1998.

     IN WITNESS WHEREOF, the Trustees of the PAUL MUELLER COMPANY EM-PLOYEE BENEFIT PLAN have caused this Fourth Amendment to be duly exe-cuted this 5th day of June, 1998.

By:   /S/ DONALD E. GOLIK              By:   /S/ GERALD S. MILLER
    --------------------------             --------------------------
    Donald E. Golik - Trustee              Gerald S. Miller - Trustee

By:   /S/ MICHAEL W. YOUNG              By:   /S/ GAIL HENRICHS
    --------------------------             --------------------------
    Michael W. Young - Trustee             Gail Hendichs - Trustee